EXHIBIT 24.14

– RUI JORGE PAIS PEREIRA, married, resident at Rua Hernâni Cidade, n.° 17, in Algueirão, bearer of the National Document of Identification number 2.200.444, issued the 13th. of May 2005 by the Archive of Lisbon, and bearer of the taxpayer identification card number 110231635, in its quality as Manager and Financial Director of the commercial company named GENERAL MARITIME MANAGEMENT (PORTUGAL), LLC, with headquarters at Majuro, Trust Company Complex, Ajeltake Road, Ajeltake island, Majuro, Marshall Islands MH 96960, through the present hereby appoints, as attorneys of the represented company, MM.:

1 -           John P. Tavlarios, married, President of General Maritime Corporation, with professional residence at 299 Park Avenue, New York, NY 10171, United States of America;

2 - Jeffrey D. Pribor, married, with professional residence at 299 Park Avenue, New York, NY 10171, United States of America;

to whom he grants powers to, individually or jointly, with the capacity to assign the powers one or more times in one or more attorneys, in name and representation of the Company to execute and to sign in any and all “registration Statements”, namely the Form S-4 (the “Registration Statement”, in the original in English language), to be executed by General Maritime Corporation, (including any and all of its modifications, amendments and connected documents of any kind), before the Securities and Exchange Comission, in transactions of which the Company is a part, before any and all Financing Institutions, Banks or of whatever nature, public or private, in all jurisdictions including the United States of America, as well as to do all and any acts necessary of convenient for the execution of this transaction.

That this power of attorney will remain in force until it is duly revoked by the Company and the aforesaid attorneys notified are notified of such fact by fax or registered courier.

Lisbon, April 19, 2010

/s/ Rui Jorge Pais Pereira
Rui Jorge Pais Pereira

Signature

FSF
NOTARY PUBLIC OFFICE OF LISBON
FREDERICO SOARES FRANCO

I hereby recognise the signature on the annexed document of RUI JORGE PAIS PEREIRA, made before me and by the signatory, the identity of which I verified through the exhibition of the identity card number 2.200.444, of 13-05-2005, issued by the Civil Identification Services of Lisbon.  The present recognition does not safeguard the legality and veracity of the referred document __________________________
Notary Public Office of Lisbon of Frederico Soares Franco, April 19, 2010.
Account n.° 390/109
Stamp tax reference 15.4.1.2
From TGIS in the amount of 5,00 €
A receipt has been issued

The Colaborator

/s/ Cristina Gomes Pereira